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                                                                  EXHIBIT 21.01

                                Subsidiaries
                                ------------

DoveBid Valuation Services, Inc.
Greenwich Industrial Services, LLC
Accuval Associates, Inc.
LiquiTec Industries, Inc.
Philip Pollack & Company, Inc.
Haltek Electronics dba Test Lab Company
Norman Levy Associates, Inc.
One Web Place, Inc.